EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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
REGISTRANT:   Name:                       ProxyMed, Inc.
              State of Incorporation:     Florida


SUBSIDIARIES: Name:                       Hayes Telecommunication Services, Inc.
              State of Incorporation:     Florida

              Name:                       Key Communications Service, Inc.
              State of Incorporation:     Indiana

              Name:                       ProxyCare, Inc.
              State of Incorporation:     Florida

              Name:                       WPJ, Inc. d/b/a Integrated Medical Systems
              State of Incorporation:     California
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